UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street Lexington, MA 02420
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on the Form 8-K of iSpecimen Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission on September 22, 2022, Christopher Ianelli informed the Board of Directors (the “Board”) of the Company of his intention to resign as Chief Executive Officer and President of the Company effective October 24, 2022. As a result. The Board appointed Tracy Curley, who concurrently serves as the Chief Financial Officer and Treasurer of the Company, as Interim Chief Executive Officer of the Company, effective immediately upon Dr. Ianelli’s no longer serving as Chief Executive Officer and President of the Company.

On January 9, 2023, the Board, at a Special Meeting of the Board of Directors, appointed Ms. Curley as Chief Executive Officer of the Company, effective immediately. With the appointment of Ms. Curley as Chief Executive Officer, the Board will be initiating a comprehensive search process to identify a new Chief Financial Officer of the Company.

Ms. Curley has been serving as Chief Financial Officer of the Company since August 2020 and as Treasurer of the Company since July 2021. She was a partner at Cohn Reznick LLP, a national accounting firm, from September 2017 to June 2020. During her time at CohnReznick, LLP, Ms. Curley led the creation and development of an emerging markets commercial audit practice for the firm in their Boston, MA office. Her practice focused on recruiting and providing audit services to private and public emerging growth companies in the technology and life sciences industries. From November 2014 to August 2017, she also served as a partner at Marcum LLP, a national accounting firm. Ms. Curley led the northeast regional high-tech practice for the firm. She focused on expanding the client base to provide a full range of accounting, tax and advisory services for private and public emerging growth companies in high tech industries such as technology, life sciences and advanced manufacturing. From March 2010 to October 2014, Ms. Curley served as a partner at Moody, Famiglietti & Andronico, LLP (“MFA”), a proactive consulting firm in the greater Boston, MA area with national and global reach. During her time at MFA, Ms. Curley led the creation and development of a public company audit practice focused on recruiting and providing audit services to public emerging growth companies. Ms. Curley serves as President and a board member of the North Shore Technology Council and as a board member of Project Green Schools. Ms. Curley received her Master of Accountancy and Bachelor of Science in Business Administration with a concentration in accounting from Kansas State University. She also attended the United States Military Academy. She is a certified public accountant licensed in the Commonwealth of Massachusetts.

There are no family relationships between Ms. Curley and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Ms. Curley that are subject to disclosure under Item 404(a) of Regulation S-K.

On January 10, 2023, the Company issued a press release announcing the appointment of Ms. Curley. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 10, 2023
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2023

iSPECIMEN INC.

By:	/s/ Tracy Curley
	Name:	Tracy Curley
	Title:	Chief Executive Officer